   As filed with the Securities and Exchange Commission on December 26, 2006

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                                 PolyMedix, Inc.
             (Exact Name of Registrant as Specified in Its Charter)
                               Delaware 27-0125925
      (State or Other Jurisdiction (I.R.S. Employer Identification Number)
                         of Incorporation or Operation)
                      170 N. Radnor-Chester Road, Suite 300
                           Radnor, Pennsylvania 19087
          (Address of Principal Executive Offices, including Zip Code)
                   ------------------------------------------
              PolyMedix, Inc. 2005 Omnibus Equity Compensation Plan
          PolyMedix Pharmaceuticals, Inc. 2002 Equity Compensation Plan
                            (Full Title of the Plan)
                   -------------------------------------------
                                Nicholas Landekic
                      President and Chief Executive Officer
                      170 N. Radnor-Chester Road, Suite 300
                           Radnor, Pennsylvania 19087
                                 (484) 598-2400
 (Name, Address And Telephone Number, Including Area Code, of Agent For Service)
                 ----------------------------------------------
                          Copies of communications to:
                                Jeffrey P. Libson
                               Pepper Hamilton LLP
                                 400 Berwyn Park
                                899 Cassatt Road
                                Berwyn, PA 19312
                                 (610) 640-7800
                 ----------------------------------------------
                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                   Proposed maximum        Proposed maximum
     Title of shares to be       Amount to be     offering price per      aggregate offering         Amount of
          registered            registered (1)          share                   price             registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par value)    1,116,000(2)          $3.25(3)             $3,627,000                   $389
---------------------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par value)    2,884,000(4)          $1.50(3)             $4,326,000                   $463
---------------------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par value)    1,423,000(5)          $1.50(3)             $2,134,500                   $229
=====================================================================================================================

--------------------------------------------------------------------------------
(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby any additional securities that may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Consists of shares issuable under the PolyMedix, Inc. 2005 Omnibus Equity Compensation Plan.

(3) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933. As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the weighted average exercise price of $1.50 per share. As to the 30,000 shares issued pursuant to grants of common stock pursuant to the 2005 Omnibus Equity Compensation Plan, the price and fee are based on the value per share on the date of grant, which was $1.50 in all cases. As to the remaining shares, the price and fee are computed based upon $3.25 per share, the average of the high and low prices for the common stock reported on the Over-the-Counter Bulletin Board on December 21, 2006.

(4) Consists of shares purchasable upon exercise of options outstanding to purchase common stock as well as grants of common stock issued and outstanding, both as of the date hereof, under the 2005 Omnibus Equity Compensation Plan. The amount of shares issuable pursuant to such options may again become available for grant and issuance in the event the outstanding options expire or are forfeited prior to being exercised.


(5) Consists of shares purchasable upon exercise of options outstanding to purchase common stock under the 2002 Equity Compensation Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

       The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission"), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

       PolyMedix, Inc. (the "Registrant" or "Small Business Issuer") will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to PolyMedix, Inc., 170 N. Radnor Chester Road, Suite 300, Radnor, Pennsylvania 19087,
Attention: Edward F. Smith, Vice President, Chief Financial Officer and Secretary; telephone number (484) 598-2332.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

         (a) The Registrant's Annual Registration Statement on Form 10-SB (Registration No. 333-51895) filed with the Commission on April 5, 2006 (as amended by Amendment No. 1 filed with the Commission on May 24, 2006 and Amendment No. 2 filed with the Commission on June 19, 2006 and collectively, the "Registration Statement on Form 10-SB"); Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006 filed with the Commission on August 14, 2006; Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 filed with the Commission on November 13, 2006; Current Report on Form 8-K filed with the Commission on August 1, 2006; Current Report on Form 8-K filed with the Commission on November 13, 2006; Current Report on Form 8-K filed with the Commission on November 15, 2006; and Current Report on December 20, 2006.

         (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-SB filed, including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.


       Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that a director of the Registrant shall not be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended.

       Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

       The Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant will indemnify and advance expenses upon request to any person who is or was a party or threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become, a director, officer or employee of the Registrant or, at the election of the Registrant's board of directors, an agent of the Registrant or is or was serving at the request of the Registrant as a director, officer or employee or, at the election of the Registrant's board or directors, agent of any other corporation, partnership, joint venture, trust or other enterprise against any and all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense or such action, suit, proceeding or claim.

       The Registrant has purchased certain liability insurance for its officers and directors.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1      PolyMedix, 2005 Omnibus Equity Compensation Plan.

         4.2      PolyMedix Pharmaceuticals, Inc. 2002 Equity Compensation Plan.

         5.1 Opinion of Pepper Hamilton LLP as to the validity of the securities being registered.

         23.1     Consent of Deloitte & Touche LLP.

         23.2 Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

         24.1     Powers of Attorney (included on the signature page hereto).

Item 9.  Undertakings.

         (a) The undersigned Small Business Issuer hereby undertakes, pursuant to Item 512 of Regulation S-B:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To  include   any   additional   or   changed   material
                        information on the plan of distribution.

                        Provided, however, that paragraphs (a)(1)(i) and (a)(1)
                        (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) For determining any liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

                  (4) For determining liability of the undersigned Small Business Issuer under the Securities Act to any purchaser in the initial distribution of securities, the undersigned Small Business Issuer undertakes that in a primary offering of securities of the undersigned Small Business Issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Small Business Issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the undersigned Small Business Issuer relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Small Business Issuer or used or referred to by the undersigned Small Business Issuer;

                  (iii) The portion of any other free writing prospectus
                        relating to the offering containing material information about the undersigned Small Business Issuer or its securities provided by or on behalf of the undersigned Small Business Issuer; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned Small Business Issuer to the purchaser.

         (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Small Business Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Small Business Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Radnor, Commonwealth of Pennsylvania, on December 26, 2006.

                                       PolyMedix, Inc.

                                       By: /s/ Nicholas Landekic
                                       ----------------------------------------
                                       Nicholas Landekic
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

       Each person whose signature appears below hereby constitutes and appoints Nicholas Landekic and Edward F. Smith his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 26, 2006:

         Signature                                      Title

                                         President and Chief Executive Officer
/s/ Nicholas Landekic                    and Director(Principal
---------------------------------------- Executive Officer)
Nicholas Landekic

                                         Vice President, Chief Financial Officer
/s/ Edward F. Smith                      and Secretary (Principal Financial and
----------------------------------------  Accounting Officer)
Edward F. Smith

/s/ Frank P. Slattery, Jr.               Chairman of the Board of Directors
----------------------------------------
Frank P. Slattery, Jr.

/s/ Frank M. DeLape                      Director
----------------------------------------
Frank M. DeLape

/s/ William N. Kelley, M.D.              Director
----------------------------------------
William N. Kelley, M.D.

/s/ Michael E. Lewis, Ph.D               Director
----------------------------------------
Michael E. Lewis, Ph.D.

/s/ I. Wistar Morris, III                Director
----------------------------------------
I. Wistar Morris, III

/s/ Shaun F. O'Malley                    Director
----------------------------------------
Shaun F. O'Malley

                                  EXHIBIT INDEX

Exhibits

   4.1     PolyMedix, Inc. 2005 Omnibus Equity Compensation Plan.

   4.2     PolyMedix Pharmaceuticals, Inc. 2002 Equity Compensation Plan.

   5.1 Opinion of Pepper Hamilton LLP as to the validity of the securities being registered.

   23.1    Consent of Deloitte & Touche LLP.

   23.2    Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

   24.1    Powers of Attorney (included on the signature page hereto).